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                                                                    EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Quarterly Report on Form 10-Q of Crowley Maritime Corporation for the quarter ended June 30, 2003, I, Thomas B. Crowley, Jr., Chairman of the Board, President and Chief Executive Officer of Crowley Maritime Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) such Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of Crowley Maritime Corporation.

Date: August 14, 2003
                                              /s/ THOMAS B. CROWLEY, JR.
                                          --------------------------------------
                                          Thomas B. Crowley, Jr.
                                          Chairman of the Board,
                                          President and Chief Executive Officer